Exhibit 1

             J & J Snack Foods Buys Back 275,000 Shares;
          Increases Buyback Authorization by 500,000 Shares

    PENNSAUKEN, N.J.--(BUSINESS WIRE)--April 14, 2003--J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that it has purchased and retired 275,000 shares of its common stock under an existing buyback authorization and that its board of directors has approved the purchase and retirement of an additional 500,000 shares.
    The Company said that it had purchased the 275,000 shares over the past 2-1/2 months.
    Gerald B. Shreiber, J & J's President and Chief Executive Officer, commented, "This is consistent with our previous stated and announced policy of the repurchase of J & J Snack Foods shares from time to time. We will continue to purchase shares from time to time when we feel it is appropriate to do so."
    J & J Snack Foods Corp.'s principal products include SUPERPRETZEL soft pretzels, ICEE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE-UPS and MINUTE MAID(1) frozen juice bars and ices, TIO PEPE'S churros and MRS. GOODCOOKIE and CAMDEN CREEK cookies.
    J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton and Hatfield, Pennsylvania; Carrollton, Texas and Vernon (Los Angeles), California.

    (1) MINUTE MAID is a registered trademark of The Coca-Cola
Company.

    CONTACT: J & J Snack Foods Corp.
             Dennis G. Moore, 856/665-9533